Exhibit 4.2

EXECUTION VERSION

ANDEAVOR

FIRST SUPPLEMENTAL INDENTURE

$500,000,000 3.800% Senior Notes due 2028

$500,000,000 4.500% Senior Notes due 2048

This FIRST SUPPLEMENTAL INDENTURE, dated as of December 21, 2017 (this “First Supplemental Indenture”), to the Base Indenture (as defined below), among ANDEAVOR, a Delaware corporation, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain indenture, dated as of December 21, 2017, among the Company and the Trustee (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, collectively, the “Indenture”), providing for the issuance from time to time of one or more series of Notes (as defined in the Indenture);

WHEREAS, Sections 2.01 and 2.03 of the Base Indenture provide for certain matters with respect to any series of Notes issued under the Base Indenture as established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to provide for the issuance of one or more series of Notes; and

WHEREAS, all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

For and in consideration of the premises and the issuance of the series of Notes provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes of such series as follows:

ARTICLE I

Relation to Indenture; Definitions; Rules Of Construction

SECTION 1.01.    Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture with respect to the Notes. The Notes are a series of Notes referred to in the Base Indenture.

SECTION 1.02.    Definitions. For all purposes of this First Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“2028 Notes” means the Initial 2028 Notes and any Additional 2028 Notes issued under this First Supplemental Indenture.

“2028 Par Call Date” means January 1, 2028.

“2048 Notes” means the Initial 2048 Notes and any Additional 2048 Notes issued under this First Supplemental Indenture.

“2048 Par Call Date” means October 1, 2047.

“Additional 2028 Notes” means the 3.800% Senior Notes due 2028 issued in compliance with and under this Indenture after the Issue Date.

“Additional 2048 Notes” means the 4.500% Senior Notes due 2048 issued in compliance with and under this Indenture after the Issue Date.

“Additional Notes” means, collectively, the Additional 2028 Notes and the Additional 2048 Notes.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term, which is referred to as the “Remaining Life,” of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming that the Notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Definitive Note” means a certificated Initial Note that does not include the Global Notes Legend.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes Legend” means the legend set forth under that caption in Exhibits A and B to this First Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Notes issued or issuable in the global form of Exhibit A or Exhibit B hereto issued in accordance with Section 2.01 hereof.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

“Independent Investment Banker” one of the Reference Treasury Dealers appointed by the Company.

“Indenture” has the meaning set forth in the Recitals.

“Initial 2028 Notes” means the $500,000,000 aggregate principal amount of 3.800% Senior Notes due 2028 issued by the Company on the Issue Date.

“Initial 2048 Notes” means the $500,000,000 aggregate principal amount of 4.500% Senior Notes due 2048 issued by the Company on the Issue Date.

“Initial Notes” means, collectively, the Initial 2028 Notes and Initial 2048 Notes.

“Issue Date” means December 21, 2017.

“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Notes” means the Initial Notes and any Additional Notes issued under this First Supplemental Indenture.

“Par Call Date” means each of the 2028 Par Call Date and the 2048 Par Call Date.

“participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Prospectus” means the Prospectus, dated November 13, 2017, as supplemented by the Prospectus Supplement, dated December 14, 2017, relating to the issuance and sale of the Initial Notes.

“Reference Treasury Dealer” means any three nationally recognized investment banking firms selected by the Company that are primary dealers of Government Securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue with respect to the applicable series of Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding the redemption date.

“First Supplemental Indenture” has the meaning set forth in the Recitals.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Trustee” has the meaning set forth in the Recitals.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Company on the third Business Day preceding the redemption date.

SECTION 1.03.    Other Definitions.

Term	Defined in Section
“Agent Members”	2.01
“DTC”	2.06
“Paying Agent”	2.06
“Registrar”	2.06

SECTION 1.04.    Rules of Construction. In addition to Section 1.04 of the Base Indenture, for all purposes of this First Supplemental Indenture:

(a)    capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)    all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture;

(c)    the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture; and

(d)    in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this First Supplemental Indenture shall control.

ARTICLE II

The Securities

SECTION 2.01.    Form and Dating. This Section 2.01 applies to the Notes, but not to any other series of securities issued under the Base Indenture.

(a)    General. The 2028 Notes shall be in the form of Exhibit A hereto, and the 2048 Notes shall be in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

To the extent any provision of any Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(b)    Global Notes. The Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this First Supplemental Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c)    Book-Entry Provisions. This Section 2.01(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

(i)    The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02 and pursuant to a Company Request, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

(d)    Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this First Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(e)    Definitive Notes. Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

SECTION 2.02.    Authentication. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall authenticate (i) the Initial 2028 Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000, (ii) the Initial 2048 Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 and (iii) Additional Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Company Request which shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Initial Notes or Additional Notes; provided that the issuance of such Additional Notes shall be subject to Section 2.07 hereof and (c) the amount of Notes to be issued in global form or definitive form.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.    Title of the Notes; Maturity; Interest Rate; and Denomination of Notes.

(a)    There shall be a series of Notes designated the 3.800% Senior Notes due 2028 and there shall be a series of Notes designated the 4.500% Senior Notes due 2048.

(b)    The principal of the 2028 Notes shall be payable on April 1, 2028. The principal of the 2048 Notes shall be payable on April 1, 2048.

(c)    The 2028 Notes shall bear interest at the rate of 3.800% per annum and the 2048 Notes shall bear interest at the rate of 4.500% per annum, in each case from December 21, 2017 or the most recent April 1 or October 1 to which interest has been paid or duly provided for on the Notes of such series. Each April 1 and October 1 in each year, commencing April 1, 2018, shall be an “Interest Payment Date” for the Notes.

(d)    The Notes shall be issuable in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

SECTION 2.04.    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Section 2.04. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this First Supplemental Indenture and Section 8-401(a) of the New York

Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

(a)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated Notes pursuant to Section 2.05, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(b)    Transfer and Exchange of Global Notes.

(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this First Supplemental Indenture (other than the provisions set forth in Section 2.05), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)    Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(c)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed or cancelled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

(d)    Obligations with Respect to Transfers and Exchanges of Notes. Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(e)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.05.    Definitive Notes.

(a)    A Global Note deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 120 days of such notice or after the Company becomes aware of such event, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this First Supplemental Indenture.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.05 shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct.

(c)    Subject to the provisions of Section 2.05(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 2.05(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

(e)    The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

SECTION 2.06.    Registrar and Paying Agent.

(a)    The Company shall maintain an office or agency within the City and State of New York where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

(c)    The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.07.    Additional Notes. The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the applicable Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price and first payment of interest. With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information: (a) the aggregate principal amount at maturity of such Additional Notes to be authenticated and delivered pursuant to this Indenture and (b) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Notes.

SECTION 2.08.    One Class of Notes. Each series of Initial Notes issued on the Issue Date and any Additional Notes in respect thereof shall be treated as a single class for all purposes under this Indenture.

ARTICLE III

Amendments and Supplements to Certain Sections of the Base Indenture

SECTION 3.01.    Optional Redemption. This Section 3.01 applies to the Notes, but not to any other series of securities issued under the Base Indenture.

(a)    The Company may redeem the Notes at its option at any time, either in whole or in part, in the case of the 2028 Notes, prior to the 2028 Par Call Date, and in the case of the 2048 Notes, prior to the 2048 Par Call Date, at a redemption price equal to the greater of:

(i)    100% of the principal amount of the Notes of that series to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due but for the redemption of such Notes if such Notes matured on the 2028 Par Call Date with respect to the 2028 Notes and on the 2048 Par Call Date with respect to the 2048 Notes (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at (x) the then-current Treasury Rate plus 25 basis points for the 2028 Notes and (y) the then current Treasury Rate plus 30 basis points for the 2048 Notes.

In each case, the Company shall also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

(b)    If the 2028 Notes are redeemed on or after the 2028 Par Call Date, the Company shall pay a redemption price equal to 100% of the principal amount of the 2028 Notes redeemed. If the 2048 Notes are redeemed on or after the 2048 Par Call Date, the Company shall pay a redemption price equal to 100% of the principal amount of the 2048 Notes redeemed. The Company shall also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

SECTION 3.02.    Amendment, Supplement and Waiver. Subsection 9.01(m) of the Base indenture is deleted and replaced with “[Reserved]”; “; and” is deleted at the end of Subsection 9.01(l) of the Base Indenture and replaced with “.”; and “and” is inserted at the end of Subsection 9.01(k) of the Base Indenture.

SECTION 3.03.    Applicability. The provisions set forth in Sections 3.01 and 3.02 are applicable only to the Notes established under this First Supplemental Indenture and are solely for the benefit of the Holders of the Notes.

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01.    Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 4.02.    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 4.03.    Concerning the Trustee. In carrying out the Trustee’s responsibilities under this First Supplemental Indenture, the Trustee shall have all of the rights, protections and immunities which it possesses under the Base Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 4.04.    Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ANDEAVOR

By:	/s/ Stephan E. Tompsett
Stephan E. Tompsett
Vice President and Treasurer

[Signature page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
James Kowalski
Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Insert the Global Notes Legend, as applicable, pursuant to the terms of the First Supplemental Indenture]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO ANDEAVOR OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP: 03349M AA3

ISIN: US03349MAA36

3.800% Senior Notes due 2028

No.

Principal Amount at Maturity: U.S. $

ANDEAVOR

Andeavor, a Delaware corporation (the “Company”), promises to pay to                 , or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars on April 1, 2028 [or such greater or lesser amount as may be indicated on Schedule A hereto].1

Interest Payment Dates: April 1 and October 1, commencing on April 1, 2018.

Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	If this Note is a Global Note, include this provision.

ANDEAVOR

By:
Name:
Title:

This is one of the Global Notes referred to in the

within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

(Back of Note)

3.800% Senior Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Andeavor, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this 2028 Note at 3.800% per annum until maturity. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2028 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this 2028 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the 2028 Notes, in which case interest shall accrue from date of authentication; provided, further, that the first Interest Payment Date shall be April 1, 2018. The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the 2028 Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the 2028 Notes (except defaulted interest) to the Persons who are registered Holders of the 2028 Notes at the close of business on the March 15 and September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture (as defined below) with respect to defaulted interest. The 2028 Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other 2028 Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the 2028 Notes pursuant to an Indenture dated as of December 21, 2017 among the Company and the Trustee (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of December 21, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the 2028 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The 2028 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2028 Notes are unsecured obligations of the Company.

5. Optional Redemption. (a) The Company may redeem the 2028 Notes at its option at any time, either in whole or in part, prior to January 1, 2028 (the “Par Call Date”), at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2028 Notes to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 Notes to be redeemed that would be due but for the redemption of such notes if such notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 25 basis points for the 2028 Notes.

(b)    The Company will also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

(c)    If the 2028 Notes are redeemed on or after the Par Call Date, the Company will pay a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed. The Company will also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

(d)    Once notice of redemption is mailed in accordance with Section 3.04 of the Base Indenture, the 2028 Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notwithstanding the foregoing, notice of any redemption of the 2028 Notes may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of a change of control or financing transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded by the Company in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company shall notify the Trustee in writing promptly upon the satisfaction or failure of any condition precedent to any redemption or notice of redemption.

6. Notice of Redemption. Notice of redemption will be mailed at least 10 days but except as set forth in Section 3.04 of the Base Indenture not more than 60 days before the redemption date to each Holder whose 2028 Notes are to be redeemed at its registered address. The 2028 Notes in denominations larger than $2,000 may be redeemed in part in whole multiples of $1,000; provided that the unredeemed principal amount of such Notes is not less than $2,000. On and after the redemption date, interest ceases to accrue on the 2028 Notes or portions thereof called for redemption.

7. Denominations, Transfer, Exchange. The 2028 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2028 Notes may be registered and 2028 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2028 Note or portion of a 2028 Note selected for redemption, except for the unredeemed portion of any 2028 Note being redeemed in part. Also, it need not exchange or register the transfer of any 2028 Notes for a period of 15 days before a selection of 2028 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a 2028 Note shall be treated as its owner for all purposes.

9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by the amendment or supplement, voting as one class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by such waiver, voting as a class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, including the addition of any required co-issuer of Notes; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holders under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default; to secure the Notes or provide for any guarantee of the Notes; to conform the text of the Indenture or the Notes to any provision of the Description of the Notes section of the Prospectus to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of the Indenture or the Notes; to provide for Additional Notes; or to comply with the rules of any applicable securities depositary.

10. Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on the 2028 Notes and such default continues for a period of 30 days; (b) default in the payment when due of principal of, or premium, if any, on, the 2028 Notes; (c) failure by the Company to comply with any of the provisions of Section 5.01 of the Base Indenture and such failure continues for 30 days after written notice is given to the Company as provided in the Indenture; (d) failure by the Company to comply with Section 4.03 of the Base Indenture and such failure continues for 120 days after written notice is given to the Company as provided in the Indenture; (e) failure by the Company or any of its Restricted Subsidiaries to comply with any other agreement in the Indenture or 2028 Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Company as provided in the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $250.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; or (g) certain events of bankruptcy or insolvency with respect to the Company. A Default under clause (c), (d) or (e) above will not be an Event of Default with respect to a series of Notes until the Trustee or the Holders of not less than 25% in the aggregate principal amount of the then-outstanding Notes of such series provides written notice to the Company of the Default and the Company does not cure such Default within the specified time after receipt of such notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of a series, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power with respect to the Notes with respect to such series. The Trustee may withhold from Holders of the Notes of any series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes of any series. In the case of an Event of Default specified in clause (f) of this paragraph, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the 2028 Notes, automatically and without any action by the Trustee or the Holders of the 2028 Notes, if within 60 days after such Event of Default first arose the Company delivers an Officer’s Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such Notes as described above be annulled, waived or rescinded upon the happening of any such events. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

12. No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2028 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16. Governing Law. THE INDENTURE AND THE 2028 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Andeavor

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Trustee or Note Custodian

***	This Schedule should be included only if the Note is issued in global form.

EXHIBIT B

[FORM OF FACE OF INITIAL NOTE]

[Insert the Global Notes Legend, as applicable, pursuant to the terms of the First Supplemental Indenture]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO ANDEAVOR OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP: 03349M AB1

ISIN: US03349MAB19

4.500% Senior Notes due 2048

No.

Principal Amount at Maturity: U.S. $

ANDEAVOR

Andeavor, a Delaware corporation (the “Company”), promises to pay to                     , or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars on April 1, 2048 [or such greater or lesser amount as may be indicated on Schedule A hereto].2

Interest Payment Dates: April 1 and October 1, commencing on April 1, 2018.

Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

[2]	If this Note is a Global Note, include this provision.

ANDEAVOR

By:
Name:
Title:

This is one of the Global Notes referred to in the

within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

(Back of Note)

4.500% Senior Notes due 2048

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Andeavor, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this 2048 Note at 4.500% per annum until maturity. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 2048 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this 2048 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the 2048 Notes, in which case interest shall accrue from date of authentication; provided, further, that the first Interest Payment Date shall be April 1, 2018. The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the 2048 Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the 2048 Notes (except defaulted interest) to the Persons who are registered Holders of the 2048 Notes at the close of business on the March 15 and September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture (as defined below) with respect to defaulted interest. The 2048 Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other 2048 Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the 2048 Notes pursuant to an Indenture dated as of December 21, 2017 among the Company and the Trustee (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of December 21, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the 2048 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The 2048 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2048 Notes are unsecured obligations of the Company.

5. Optional Redemption. (a) The Company may redeem the 2048 Notes at its option at any time, either in whole or in part, prior to October 1, 2047 (the “Par Call Date”), at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2048 Notes to be redeemed; or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the 2048 Notes to be redeemed that would be due but for the redemption of such notes if such notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 30 basis points for the 2048 Notes.

(b)    The Company will also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

(c)    If the 2048 Notes are redeemed on or after the Par Call Date, the Company will pay a redemption price equal to 100% of the principal amount of the 2048 Notes to be redeemed. The Company will also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption

(d)    Once notice of redemption is mailed in accordance with Section 3.04 of the Base Indenture, the 2048 Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notwithstanding the foregoing, notice of any redemption of the 2048 Notes may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of a change of control or financing transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded by the Company in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company shall notify the Trustee in writing promptly upon the satisfaction or failure of any condition precedent to any redemption or notice of redemption.

6. Notice of Redemption. Notice of redemption will be mailed at least 10 days but except as set forth in Section 3.04 of the Base Indenture not more than 60 days before the redemption date to each Holder whose 2048 Notes are to be redeemed at its registered address. The 2048 Notes in denominations larger than $2,000 may be redeemed in part in whole multiples of $1,000; provided that the unredeemed principal amount of such Notes is not less than $2,000. On and after the redemption date, interest ceases to accrue on the 2048 Notes or portions thereof called for redemption.

7. Denominations, Transfer, Exchange. The 2048 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2048 Notes may be registered and 2048 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2048 Note or portion of a 2048 Note selected for redemption, except for the unredeemed portion of any 2048 Note being redeemed in part. Also, it need not exchange or register the transfer of any 2048 Notes for a period of 15 days before a selection of 2048 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a 2048 Note shall be treated as its owner for all purposes.

9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by the amendment or supplement, voting as one class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of all series of Notes under the Indenture that are affected by such waiver, voting as a class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets, including the addition of any required co-issuer of Notes; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holders under the Indenture; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to evidence or provide for the acceptance of appointment of a successor Trustee or to add any additional Events of Default; to secure the Notes or provide for any guarantee of the Notes; to conform the text of the Indenture or the Notes to any provision of the Description of the Notes section of the Prospectus to the extent that such provision in the Description of the Notes was intended to be a recitation of a provision of the Indenture or the Notes; to provide for Additional Notes; or to comply with the rules of any applicable securities depositary.

10. Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on the 2048 Notes and such default continues for a period of 30 days; (b) default in the payment when due of principal of, or premium, if any, on, the 2048 Notes; (c) failure by the Company to comply with any of the provisions of Section 5.01 of the Base Indenture and such failure continues for 30 days after written notice is given to the Company as provided in the Indenture; (d) failure by the Company to comply with Section 4.03 of the Base Indenture and such failure continues for 120 days after written notice is given to the Company as provided in the Indenture; (e) failure by the Company or any of its Restricted Subsidiaries to comply with any other agreement in the Indenture or 2048 Notes (other than a failure that is subject to clause (a), (b), (c) or (d) above) and such failure continues for 90 days after written notice is given to the Company as provided in the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $250.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; or (g) certain events of bankruptcy or insolvency with respect to the Company. A Default under clause (c), (d) or (e) above will not be an Event of Default with respect to a series of Notes until the Trustee or the Holders of not less than 25% in the aggregate principal amount of the then-outstanding Notes of such series provides written notice to the Company of the Default and the Company does not cure such Default within the specified time after receipt of such notice. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of a series, voting as a single class, may declare all the Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power with respect to the Notes with respect to such series. The Trustee may withhold from Holders of the Notes of any series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes of any series. In the case of an Event of Default specified in clause (f) of this paragraph, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the 2048 Notes, automatically and without any action by the Trustee or the Holders of the 2048 Notes, if within 60 days after such Event of Default first arose the Company delivers an Officer’s Certificate to the Trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such Notes as described above be annulled, waived or rescinded upon the happening of any such events. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

12. No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2048 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16. Governing Law. THE INDENTURE AND THE 2048 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Andeavor

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Trustee or Note Custodian

***	This Schedule should be included only if the Note is issued in global form.

B-12